Exhibit 99.1

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws, except that the portion of the second sentence of Section 3.2 providing that directors shall be elected by the vote of the majority of the votes cast at the stockholders’ annual meeting with respect to the director nominee may only be amended or repealed by the affirmative vote or written consent of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote. In addition to any requirements of law and any other provision of these Bylaws or the Certificate of Incorporation, and notwithstanding any other provision of these Bylaws, the Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.